UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2007, ValueClick, Inc. ("ValueClick"), MM Acquisition Corp., a wholly-owned subsidiary of ValueClick, and MeziMedia executed an Agreement and Plan of Merger. Under the terms of the Agreement and Plan of Merger, MM Acquisition Corp. will be merged with and into MeziMedia, with MeziMedia continuing as the surviving corporation and a subsidiary of ValueClick. At the closing, ValueClick will pay an aggregate of approximately $100 million in cash (subject to adjustment upward or downward based upon MeziMedia’s cash balance and non-cash working capital balance as of the closing) for all outstanding capital stock and rights to acquire capital stock of MeziMedia. In addition to the consideration to be paid at closing, the shareholders of MeziMedia will be entitled to receive additional contingent cash consideration in the event that certain net revenue and "EBITDA" performance targets for the MeziMedia business are met during the period from the closing date through December 31, 2009. The additional contingent cash consideration may total up to $252 million in the aggregate, and, accordingly, the total cash consideration payable by ValueClick in the transaction will range between approximately $100 million and $352 million, depending on whether such performance targets are met. EBITDA of MeziMedia in the context of the transaction is specifically defined in the Agreement and Plan of Merger and is not a measurement under generally accepted accounting principles.

The Agreement and Plan of Merger includes customary representations, warranties, covenants, and indemnities on the part of ValueClick and MeziMedia. The transaction has been approved by the board of directors of each respective company and by the requisite consent of the shareholders of MeziMedia. ValueClick anticipates that the acquisition will close in August 2007, subject to customary closing conditions and regulatory approvals.

Item 7.01 Regulation FD Disclosure.

On July 16, 2007, ValueClick issued a press release announcing the signing of an Agreement and Plan of Merger. A copy of the Press Release related to this transaction is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Press release dated July 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

July 18, 2007	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 16, 2007.